Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Plum Creek Timber Company, Inc. (the “Company”) on Form 10–Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rick R. Holley, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13a or Section 15d of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 2, 2005 By: /s/ Rick R. Holley —————————————— RICK R. HOLLEY President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.